AMENDMENT 4 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 (“Agreement”) is made and entered into as of the 6th day of November 2015 to a STOCK PURCHASE AGREEMENT (the “Purchase Agreement”), dated as of 31 October 2014, as amended on __ July 2015 and as further amended on September 1, 2015, and as further amended on September 30, 2015 by and among (i) DOVI BRUKER, an individual (“Bruker” or the “Majority Globisens Shareholder”) and the other individuals (each a “Minority Globisens Shareholder” and collectively, the “Minority Globisens Shareholders”); (ii) GLOBISENS LTD., a corporation organized under the laws of the State of Israel (“Globisens” or the “Company”); and (iii) BOXLIGHT CORPORATION (formerly, LOGICAL CHOICE CORPORATION, a Nevada corporation (“LCC” or the “Buyer”).

1. Section 1.5(a) of the Purchase Agreement is deleted in its entirety and is replaced by the following Section 1.5(a):

1.5 Closing.

(a) Time and Place of the Closing; Buyer IPO. The closing of this Agreement and the transactions contemplated hereby (the “Closing”) shall take place on a date (the “Closing Date”) shall be immediately following the Buyer’s consummation of its initial public offering on The NASDAQ Stock Market or the NYSE:American Stock Exchange of Buyer Common Stock (the “Buyer IPO”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) that is declared effective by the United States Securities and Exchange Commission (“SEC”). The Closing shall take place at the offices of the counsel to the Buyer or remotely via the exchange of documents and signatures as the Buyer and the Globisens Shareholders mutually agreed upon, in writing. Notwithstanding the foregoing, the Closing Date shall occur on or before December 15, 2015 (the “Outside Closing Date”), unless such Outside Closing Date shall be extended by mutual written agreement of Representative and the Buyer.

2. All references in the Purchase Agreement to the Outside Closing Date shall mean December 15, 2015.

3. All of the other provisions of the Purchase Agreement, including without limitation, the provisions of Section 1.4 (Put Option; Lock Up Agreement and Trustee Instructions Agreement) shall continue to remain in full force and effect and are incorporated by this reference into this Agreement as though more fully set forth herein at length.

4. For the avoidance of doubt, it is hereby clarified that Buyer irrevocably assumes any and all liabilities, obligations and all actions to be taken by Boxlight Corporation (formerly, Logical Choice Corporation), according to the Purchase Agreement as if Buyer executed the Purchase Agreement as of October 31, 2014.

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Signature page follows

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

Buyer:	BOXLIGHT CORPORATION
(formerly, Logical Choice Corporation)

By:	/s/ Mark Elliott
Name:	Mark Elliott
Title:	Chief Executive Officer

The Company:	GLOBISENS LTD.,

By:	/s/ Dovi Bruker
Name:	Dovi Bruker
Title:	CEO

Majority Shareholder	By:	/s/ Dovi Bruker
	Name:	Dovi Bruker